UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2025

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 24, 2025, Daré Bioscience, Inc. (“Daré,” the “Company,” “we,” “us” or “our”), received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) informing us that the Nasdaq Hearings Panel (the “Panel”) has amended its decision in the delisting appeal we previously submitted and approved our further modified multi-step plan (our “Plan”) to demonstrate compliance with either Nasdaq Listing Rule 5550(b)(1) or 5550(b)(2). The Panel’s amended decision and approval of our Plan does not change the end date of the conditional continued listing period previously granted by the Panel, which is August 12, 2025.

As previously reported, we have not been in compliance with Nasdaq Listing Rule 5550(b) since August 2024. Nasdaq Listing Rule 5550(b)(1) requires a company to maintain stockholders’ equity of at least $2.5 million, which we refer to as the “Stockholders’ Equity Rule,” and Nasdaq Listing Rule 5550(b)(2) requires a company to maintain a minimum market value of listed securities of $35.0 million, which we refer to as the “Minimum MVLS Rule.” A company will satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b) if it meets either the Stockholders’ Equity Rule or the Minimum MVLS Rule.

Our Plan includes demonstrating compliance with either the Stockholders’ Equity Rule or the Minimum MVLS Rule on or before July 31, 2025, and, if we demonstrate compliance with the Minimum MVLS Rule, publicly disclosing transactions we undertook to increase our stockholders’ equity and an indication of our stockholders’ equity following such transactions, as well as providing the Panel with updates and information on our fundraising plans and updated income projections for the next 12 months. No assurances can be given that we will be successful in executing against our Plan or that we will satisfy either the Stockholders’ Equity Rule or the Minimum MVLS Rule by July 31 or August 12, 2025. If we fail to execute on our Plan to the Panel’s satisfaction and remain non-compliant with the Stockholders’ Equity Rule and the Minimum MVLS Rule, the Panel may issue a decision to delist our common stock and suspend trading in our common stock on Nasdaq before August 12, 2025, even though the Panel granted us conditional continued listing until August 12, 2025. As is customary, the Panel also reserved the right to reconsider the terms of the extension it granted based on any event, condition or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of our common stock inadvisable or unwarranted. See the risk factor titled, “If we fail to regain and maintain compliance with the continued listing requirements of The Nasdaq Capital Market, our common stock could be suspended and delisted, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock,” in Item 1A of Part II our quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2025, and our risk factors in Item 1A of Part I of our annual report on Form 10-K filed with the SEC on March 31, 2025.

Forward-Looking Statements

Daré cautions you that all statements, other than statements of historical facts, contained in this report, are forward-looking statements. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” “project,” “target,” “objective,” “on track,” or the negative version of these words and similar expressions. In this report, forward-looking statements include, but are not limited to, statements relating to plans and expectations with respect to Daré’s ability to successfully execute against its Plan and to regain compliance with Nasdaq Listing Rule 5550(b). Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Daré’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements, including, without limitation, risks and uncertainties related to: Daré’s ability to raise additional capital to increase its stockholders’ equity and to regain compliance with Nasdaq Listing Rule 5550(b) and the risk factors discussed in Item 1A of Part II of Daré’s quarterly report on Form 10-Q and Item 1A of Part I of Daré’s annual report on Form 10-K filed with the SEC on May 13, 2025 and March 31, 2025, respectively, as such factors may be updated from time to time in Daré’s other filings with the SEC. Forward-looking statements are based upon Daré’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. For a detailed description of Daré’s risks and uncertainties, you are encouraged to review its documents filed with the SEC including Daré’s recent filings on Form 8-K, Form 10-K and Form 10-Q. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Daré undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: June 25, 2025	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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